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                                                                  Exhibit 10(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life and Accident Assurance Company


We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 3 Registration Statement of State Farm Life and Accident Assurance Company Variable Annuity Separate Account on Form N-4 (No. 333-57579) of our report dated February 22, 2000, relating to the statutory financial statements of State Farm Life and Accident Assurance Company. We also consent to the incorporation by reference to our Firm under the caption "Experts" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
April 25, 2000

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life and Accident Assurance Company and
Contract Owners of State Farm Life and Accident Assurance Company Variable Annuity Separate Account

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 3 Registration Statement on Form N-4 (No. 333-57579) of our report dated February 16, 2000, on our audit of the financial statements of State Farm Life and Accident Assurance Company Variable Annuity Separate Account and to the reference of our Firm under the caption "Experts".

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
April 25, 2000